UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            JUNE 15, 1999



                             CATALINA LIGHTING, INC.
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             (Exact name of registrant as specified in its charter)

          Florida                         1-9917           59-1548266
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(State or other jurisdiction of   (Commission File  (IRS Employer Identification
      incorporation)                  Number)                   No.)

                  18191 N.W. 68th Avenue, Miami, Florida 33015
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                    (Address of principal executive offices)

Registrant's telephone number, including area code              (305) 558-4777

                                 Not applicable

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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

Catalina Lighting, Inc. (NYSE: ALTG@) announced that third quarter pre-tax results will be increased on a one time basis by $3.6 million due to the settlement of its lawsuit with its former Chief Executive Officer, John Browder.

Under the terms of the settlement, Catalina agreed to pay Mr. Browder $1.5 million. This settlement will result in the reversal of $5.1 million accounted for as a charge against earnings in previous quarters.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CATALINA LIGHTING, INC.
                                        -----------------------
                                             (Registrant)
Date: June 22, 1999

BY:

                                        By: /s/ ROBERT HERSH
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                                            Robert Hersh
                                            Chairman, President and
                                            Chief Executive Officer